Exhibit 23.10

[Letterhead of RSG Global Pty Ltd]

Dear Sir/Madam,

Re:	CONSENT OF RSG GLOBAL PTY LTD

The undersigned, RSG Global Pty Ltd, hereby states as follows:

Our firm prepared an independent review, completed in 2004 (the “2004 Review”) concerning mineralized material in the Awak Mas property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Awak Mas — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2004 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

RSG Global Pty Ltd

By:	/s/ Brett Gossage
Name:	Brett Gossage
Title:	Manager — Resources

Date: March 31, 2006